UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________________
FORM 8-K
___________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

August 9, 2023
Date of Report (date of earliest event reported)
___________________________________
Limeade, Inc.
(Exact name of registrant as specified in its charter)
___________________________________

Washington (State or other jurisdiction of incorporation or organization)	000-56464 (Commission File Number)	06-1771116 (I.R.S. Employer Identification Number)
10885 NE 4th Street Suite #400 Bellevue, WA 98004
(Address of principal executive offices and zip code)
(888) 830-9830
(Registrant's telephone number, including area code)
___________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, no par value	LME	None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

This Current Report on Form 8-K is being filed in connection with the completion of the previously announced Merger (as defined below) pursuant to that certain Agreement and Plan of Merger, dated as of June 8, 2023 (the “Merger Agreement”), by and among Limeade, Inc. (“Limeade” or the “Company”), WebMD Health Corp. (“WebMD”) and Lotus Merger Sub, Inc. (“Merger Sub”), a wholly owned direct subsidiary of WebMD.

On August 9, 2023 (the “Closing Date”), pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of WebMD. Capitalized terms used herein but not otherwise defined have the meaning set forth in the Merger Agreement.

Item 1.02. Termination of a Material Definitive Agreement.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

In connection with the consummation of the Merger, on August 9, 2023, the Company repaid in full all outstanding amounts under the Amended and Restated Loan and Security Agreement, dated as of May 10, 2019, by and among Comerica Bank, the Company, and Limeade Technologies Canada Inc., as amended by the First Amendment and Waiver to Amended and Restated Loan and Security Agreement, dated as of June 17, 2020, the Second Amendment to Amended and Restated Loan and Security Agreement, dated as of December 30, 2020, the Third Amendment, Consent and Joinder to Amended and Restated Loan and Security Agreement, dated as of November 12, 2021, the Fourth Amendment to Amended and Restated Loan and Security Agreement, dated as of August 3, 2022, the Fifth Amendment to Amended and Restated Loan and Security Agreement, dated as of January 19, 2023, the Sixth Amendment to Amended and Restated Loan and Security Agreement, dated February 23, 2023, and the Seventh Amendment and Consent to Amended and Restated Loan and Security Agreement, dated June 7, 2023 (the “Comerica Loan Agreement”). As of such date, the Comerica Loan Agreement was terminated.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

At the Effective Time:

a.each share of common stock, no par value per share, of Limeade (“Common Stock”) outstanding as of immediately prior to the Effective Time (other than (1) shares of Common Stock owned by Limeade or any of its direct or indirect subsidiaries (which were automatically cancelled for no consideration), and (2) shares of Common Stock for which dissenters’ rights have been properly exercised and not withdrawn), including shares of Common Stock underlying Limeade CHESS depositary interests (“Limeade CDIs”), was automatically converted into the right to receive an amount in cash, without interest, equal to $0.425 Australian Dollars, subject to any applicable withholding taxes (the “Per Share Merger Consideration”);
b.each outstanding and unexercised option to purchase shares of Common Stock (an “Option”) that was vested as of the Effective Time was automatically cancelled and converted into the right to receive an amount in cash, without interest, equal to (i) the total number of shares of Common Stock subject to such vested Option multiplied by (ii) the excess, if any, of USD$0.284 (the “U.S. Dollar Merger Consideration”) over the exercise price per share under such vested Option, less any withholding taxes required to be withheld by applicable law;
c.each Option with an exercise price per share greater than or equal to the U.S. Dollar Merger Consideration and each Option that was not vested as of the Effective Time, other than the Accelerable Options (as defined below), was automatically cancelled for no consideration;
d.each unvested Option that was outstanding immediately prior to the Effective Time and was subject to acceleration upon a change in control of Limeade and termination of the holder’s employment in accordance with such holder’s employment agreement (an “Accelerable Option”) was automatically cancelled and converted into the contingent right to receive an amount in cash, without interest, equal to the product of (i) the total number of shares of Common Stock subject to such Accelerable Option multiplied by (ii) the excess, if any, of the U.S. Dollar Merger Consideration over the exercise price per share under such Accelerable Option, less any withholding taxes required to be withheld by applicable law, subject to the same terms and conditions concerning forfeiture and double trigger acceleration as applied to the Accelerable Option prior to the Effective Time;
e.each outstanding restricted stock unit (“RSU”) that was vested and outstanding immediately prior to the Effective Time (but not yet settled) or that vested solely as a result of the consummation of the Merger was automatically cancelled and converted into the right to receive an amount in cash, without interest, equal to the U.S. Dollar Merger Consideration;
f.each RSU that was unvested and outstanding immediately prior to the Effective Time, other than the Accelerable RSUs (as defined below), was automatically cancelled for no consideration; and
g.each unvested RSU that was outstanding immediately prior to the Effective Time and was subject to acceleration based on a change in control of Limeade and termination of the holder’s employment in accordance with such holder’s employment agreement (an “Accelerable RSU”) was automatically cancelled and converted into the contingent right to receive an amount in cash, without interest, equal to the U.S. Dollar Merger Consideration, less any withholding taxes required to be withheld by applicable law, subject to the same terms and conditions concerning forfeiture and double trigger acceleration as applied to the Accelerable RSU prior to the Effective Time.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on June 9, 2023, which is incorporated herein by reference.

Item 3.03. Material Modification to Rights of Security Holders.

The Information set forth in the Introductory Note and under Items 2.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Pursuant to the Merger Agreement and in connection with the consummation of the Merger, each outstanding share of Common Stock that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01 hereof), including shares of Common Stock that were underlying Limeade CDIs, was converted, at the Effective Time, into the right to receive the Per Share Merger Consideration. Accordingly, at the Effective Time, the holders of such shares of Common Stock and Limeade CDIs ceased to have any rights as shareholders of the Company, other than the right to receive the Per Share Merger Consideration.

Item 5.01. Changes in Control of Registrant.

The Information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the Merger, a change in control of the Company occurred, and the Company became a wholly owned subsidiary of WebMD. The total amount of consideration payable to holders of the Company’s Common Stock outstanding as of the Effective Time (including shares underlying Limeade CDIs) in connection with the Merger was approximately $74 million. The funds used by WebMD to consummate the Merger and complete the related transactions came from WebMD’s available cash on hand.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

In accordance with the terms of the Merger Agreement, effective upon completion of the Merger, the following person, who was the director of Merger Sub, became a director of the Company: Blake DeSimone. The following persons, who were directors of the Company immediately prior to the completion of the Merger, resigned from the board of directors of the Company (the “Board”) and the committees of the Board on which they served, if any, at the Effective Time: Elizabeth Bastoni, Henry Albrecht, Steve Hamerslag, Mia Mends, Deven Billimoria, and Lisa Nelson.

Effective upon completion of the Merger, the following persons, who were the officers of Merger Sub, became officers of the Company: Blake DeSimone, Susan Garcia, James McCann, RoseAnn Stampe, Dawn Ustica and John Harrison. Henry Albrecht, Dave Smith, Elizabeth Carver, Dr. Patricia Fletcher, Sarah Stephens Visbeek and Paul Crick, who were officers of the Company immediately prior to the Merger, will not continue to be an officer of the Company.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The Information set forth in the Introductory Note and under Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Effective upon completion of the Merger, the articles of incorporation of the Company, as in effect immediately prior to the Merger, were amended and restated to be in the form of the articles of incorporation attached hereto as Exhibit 3.1, which is incorporated herein by reference.

Effective upon completion of the Merger, the bylaws of the Company were amended and restated to be in the form of the bylaws attached hereto as Exhibit 3.2, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of June 8, 2023, by and among Limeade, Inc., WebMD Health Corp. and Lotus Merger Sub, Inc. (incorporated herein by reference to Exhibit 2.1 to Limeade’s Current Report on Form 8-K filed on June 9, 2023)*
3.1	Amended and Restated Articles of Incorporation of Limeade, Inc.
3.2	Amended and Restated Bylaws of Limeade, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain exhibits and schedules to the Agreement and Plan of Merger have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. Registrant will furnish copies of such schedules to the SEC upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 9th day of August, 2023.

LIMEADE, INC.

By:	/s/ RoseAnn Stampe
Name:	RoseAnn Stampe
Title:	Assistant Treasurer